Exhibit 99.1
STONE ENERGY CORPORATION
Prices Public Offering of $100 Million of Senior Notes
LAFAYETTE, LA. November 12, 2010
     Stone Energy Corporation (NYSE: SGY) today announced that it has priced an offering of $100 million aggregate principal amount of Senior Notes due 2017. The Senior Notes will bear interest at a rate of 8.625% per annum and will be issued at a price equal to 100.50% of the principal amount thereof, resulting in a yield to maturity of 8.515%. The Senior Notes are an additional issuance of Stone’s outstanding 8.625% Senior Notes due 2017, which it issued in January 2010 in an aggregate principal amount of $275 million, and will be fully and unconditionally guaranteed by Stone Energy Offshore, LLC, a wholly-owned subsidiary of Stone. Stone intends to use the net proceeds from the offering of approximately $97.85 million for general corporate purposes, which will include the repayment of borrowings under its bank credit facility and the payment of amounts due related to the acquisition of additional lease acreage in Appalachia. Stone expects to close the sale of the Senior Notes on November 17, 2010, subject to the satisfaction of customary closing conditions.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole book-running manager for the Senior Notes offering. The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov. Alternatively, the underwriters will arrange to send you the prospectus supplement and related base prospectus if you request them by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, New York, NY 10080, Attention: Syndicate Operations or by calling (800) 294-1322.
     This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Senior Notes or any other securities, nor shall there be any sale of the Senior Notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A shelf registration statement relating to the securities has been filed with the SEC and became effective May 18, 2009. The offering and sale of the Senior Notes will be made pursuant to this effective shelf registration statement.
Forward Looking Statement
     Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Stone plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks, liquidity risks, political and regulatory developments and legislation, including developments and legislation relating to our operations in the Gulf of Mexico and Appalachia, and other risk factors and known trends and uncertainties as described in Stone’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements.

     Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-521-9880-fax or via e-mail at CFO@StoneEnergy.com.